BUSINESS NOTE
                                 (Use only for business purpose loans)

GENROCO, INC.                           OCTOBER 07, 1999      $1,000,000.00
-------------------------------------   --------------------  ---------------
               (MAKER)                        (DATE)

1. PROMISE TO PAY AND PAYMENT SCHEDULE. The undersigned ("Maker," whether one or more) promises to pay to the order of M&I BANK OF MENOMONEE FALLS ("Lender") at N82 W15415 APPLETON AVENUE, MENOMONEE FALLS, Wisconsin, the sum of $1,000,000.00

[CHECK (A), (B), (C) OR (D); ONLY ONE SHALL APPLY.]

(A) --- SINGLE PAYMENT. In one payment on N/A, PLUS interest payable as set forth below unless interest is shown on line 4 below.

(B) -X- INSTALLMENTS OF PRINCIPAL AND INTEREST. In 83 equal payments of $8,757.63 due on November 7, 1999, and on -X- the same day(s) of each CONSECUTIVE month thereafter --- every 7th day thereafter --- every 14th day thereafter, PLUS a final payment of the unpaid balance and accrued interest due on October 07, 2006, all subject to modification as set forth in 2(b) below, if applicable. All payments include principal and interest.

(C) --- INSTALLMENTS OF PRINCIPAL. In N/A equal payments of principal of $ N/A due on N/A, and on --- the same day(s) of each N/A month thereafter --- every 7th day thereafter --- every 14th day thereafter, PLUS a final payment of the unpaid principal due on N/A, PLUS interest payable as set forth below.

(D) --- OTHER. N/A

2. INTEREST CALCULATION. If the amount of interest is now shown on line 4 below, this Note bears interest on the unpaid principal balance before maturity:

[CHECK (A) OR (B) OR COMPLETE LINE 4 BELOW; ONLY ONE SHALL APPLY.]

(A) -X- FIXED RATE. At the rate of 8.500% per year.

(B) --- VARIABLE RATE. At the annual rate which is equal to the following
Index Rate, --- plus --- minus N/A percentage points ("Note Rate"), and the Note Rate shall be adjusted as provided below. The Index Rate is:
--- The prime rate --- The reference rate --- The base rate adopted by --- Lender --- N/A from time to time as its base or reference rate for interest rate determinations. The Index Rate may or may not be the lowest rate charged by Lender. --- N/A

The initial Note Rate is N/A%. An adjustment in the Note Rate will result in an increase or decrease in (1) --- the amount of each payment of interest, (2) --- the amount of the final payment, (4) --- the number of scheduled periodic payments sufficient to repay this Note in substantially equal payments, (4) --- The amount of each remaining payment of principal and interest so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date, (5) --- the amount of each remaining payment of principal and interest (other than the final payment) so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date based on the original amortization schedule used by Lender, plus the final payment of principal and interest, or (6) --- N/A. In addition, Lender is authorized to change the amount of periodic payments if and to the extent necessary to pay in full all accrued interest owing on this Note. The Maker agrees to pay any resulting payments or amounts. The Note Rate shall be adjusted only on the following change dates: --- the first day of each month --- each scheduled payment date --- as and when the Index Rate changes --- N/A.

Interest is computed for the actual number of days principal is unpaid on the basis of -X- a 360 day year --- a 365 day year.

3. INTEREST PAYMENT. Interest is payable on N/A, and on --- the same day of each N/A month thereafter, --- every 7th day thereafter, --- every 14th day thereafter, and at maturity, or, if box 1(b) is checked, at the times so indicated.

4. OTHER CHARGES. If any payment (other than the final payment) is not made on or before the 10th day after its due date, Lender may collect a delinquency charge of 5% of the unpaid amount. Unpaid principal and interest bear interest after maturity until paid (whether by acceleration or lapse of time) at the rate -X- which would otherwise be applicable plus 3 percentage points --- of N/A% per year, computed on the basis of -X- a 360 day year --- a 365 day year. Maker agrees to pay a charge of $15.00 for each check presented for payment under this Note which is returned unsatisfied.

5. PREPAYMENT. Full or partial prepayment of this Note -X- is permitted at any time without penalty ---*<F3> N/A.

6. DEFAULT AND ENFORCEMENT. If any installment is not paid when due under this Note, if a default occurs under any other obligation of any Maker to Lender or if Lender deems itself insecure, the unpaid balance shall, at the option of Lender, without notice, mature and become immediately payable The unpaid balance shall automatically mature and become immediately payable in the event any Maker, surety, indorser or guarantor becomes the subject of bankruptcy or other insolvency proceedings. Lender's receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or the Lender's rights and remedies upon such default. To the extent not prohibited by law, Maker consents that venue for any legal proceeding relating to collection of this Note shall be, at Lender's option, the county in which Lender has its principal office in this state, the county in which any Maker resides or the county in which this Note was executed.

7. SECURITY. This Note is secured by all existing and future security agreements and mortgages between Lender and Maker, between Lender and any indorser or guarantor of this Note, and between Lender and any other person providing collateral security for Maker's obligations, and payment may be accelerated according to any of them. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Maker grants to Lender a security interest and lien in any deposit account Maker may at any time have with Lender. Lender may, at any time after an occurrence of an event of default, without notice or demand, set-off against any deposit balances or other money now or hereafter owed any Maker by Lender any amount unpaid under this Note.

8. RIGHTS OF LENDER. Without affecting the liability of any Maker, indorser, surety, or guarantor, Lender may, without notice, accept partial payments, release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it. Lender may apply prepayments, if permitted, to such future installments as it elects. Lender may without notice to Maker apply payments made by or for Maker to any obligations of Maker to Lender. Without affecting the liability of any indorser, surety or guarantor, Lender may from time to time, without notice, renew or extend the time for payment.

9. OBLIGATIONS AND AGREEMENTS OF MAKER. The obligations under this Note of all Makers are joint and several. All Makers, indorsers, sureties, and guarantors agree to pay all costs of collection before and after judgment, including reasonable attorneys' fees (including those incurred in successful defense or settlement of any counterclaim brought by Maker or incident to any action or proceeding involving Maker brought pursuant to the United States Bankruptcy
Code) and waive presentment, protest, demand and notice of dishonor. Maker agrees to indemnify and hold harmless Lender, its directors, officers, employees and agents, from and against any and all claims, damages, judgments, penalties, and expenses, including reasonable attorneys' fees, arising directly or indirectly from credit extended under this Note or the activities of Maker. This indemnity shall survive payment of this Note. Each Maker acknowledges that Lender has not made any representations or warranties with respect to, and that Lender does not assume any responsibility to Maker for, the collectability or enforceability of this Note or the financial condition of any Maker. Each Maker has independently determined the collectability and enforceability of this Note. Maker authorizes Lender to disclose financial and other information about Maker to others.

10. INTERPRETATION. This Note is intended by Maker and Lender as a final expression of this Note and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Note. This Note may not be supplemented or modified except in writing.

GENROCO, INC.
------------------------------------- (SEAL)
A WISCONSIN CORPORATION
--------------------------------------------
        (Type of Organization)

BY: /s/ Keith E. Brue, VP
------------------------------------- (SEAL)
Keith E. Brue, Vice President

BY: /s/ Barbara R. Pick, President
------------------------------------- (SEAL)
Barbara R. Pick, President

------------------------------------- (SEAL)
------------------------------------- (SEAL)
255 INFO HWY,
SLINGER WI 53086           414-644-8700
--------------------------------------------
    (ADDRESS)                (PHONE)

*<F3> If checked, insert applicable prepayment restrictions and penalties. If credit life or accident and sickness insurance is requested, a WBA 450 may be required.

                              REAL ESTATE MORTGAGE
                (FOR CONSUMER OR BUSINESS MORTGAGE TRANSACTIONS)

GENROCO, INC., A WISCONSIN CORPORATION("Mortgagor", whether one or more) mortgages, conveys and warrants to M&I BANK OF MENOMONEE FALLS("Lender") in consideration of the sum of **ONE MILLION DOLLARS AND ZERO CENTS** Dollars ($l,000,000.00), loaned or to be loaned to GENROCO, INC. ("Borrower," whether one or more), evidenced by Borrower's note(s) or agreement dated October 07, 1999, the real estate described below, together with all privileges, hereditaments, easements and appurtenances, all rents, leases, issues and profits, all claims, awards and payments made as a result of the exercise of the right of eminent domain, and all existing and future improvements and fixtures (all called the "Property") to secure the Obligations described in paragraph 5 on the reverse side, including but not limited to repayment of the sum stated above plus certain future advances made by Lender.

Recording Area

Name and Return Address
   M&I BANK OF MENOMONEE FALLS
   COLLATERAL DEPARTMENT
   N82 W15415 APPLETON AVENUE
   MENOMONEE FALLS, WI 53051

1. DESCRIPTION OF PROPERTY. (This Property IS NOT the homestead of Mortgagor.)
      V5   0650   00G
   ---------------------
   Parcel Identifier No.

LOT 7 OF CERTIFIED SURVEY MAP NUMBER 3994, RECORDED IN THE WASHINGTON COUNTY REGISTRY ON DECEMBER 4, 1992 IN VOLUME 25 OF CERTIFIED SURVEY MAPS, PAGES 277-279 AS DOCUMENT NO. 619618, BEING A REDIVISION OF LOT 6 OF CERTIFIED SURVEY MAP NO. 3885 RECORDED IN VOLUME 24 OF CERTIFIED SURVEY MAPS, PAGES 306 -308 AND LOT 3 OF CERTIFIED SURVEY MAP NO. 3713, RECORDED IN VOLUME 23 OF CERTIFIED SURVEY MAPS, PAGES 156-158, AND BEING A PART OF THE NE 1/4 AND NW 1/4 OF THE NW 1/4 OF
SECTION 20, T 10 N, R 19 E, VILLAGE OF SLINGER, WASHINGTON COUNTY, WISCONSIN.

--- If checked here, description continues or appears on attached sheet. --- If checked here, this Mortgage is a construction mortgage.
--- If checked here, Condominium Rider is attached.

2. TITLE. Mortgagor warrants title to the Property, excepting only restrictions and easements of record, municipal and zoning ordinances, current taxes and assessments not yet due and NONE

3. ESCROW. Interest WILL be paid on escrowed funds if an escrow is required under paragraph 8(a) on the reverse side.

4. ADDITIONAL PROVISIONS. Mortgagor agrees to the Additional Provisions on the reverse side, which are incorporated herein.

The undersigned acknowledges receipt of an exact copy of this Mortgage.

   NOTICE TO CUSTOMER IN A TRANSACTION GOVERNED BY THE WISCONSIN CONSUMER ACT

(A) DO NOT SIGN THIS BEFORE YOU READ THE WRITING ON THE REVERSE SIDE, EVEN IF OTHERWISE ADVISED.
(B) DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES.
(C) YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN.
(D) YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.

Signed and Sealed October 7, 1999.
GENROCO, INC., A WISCONSIN CORPORATION
---------------------------------------(SEAL)
CORPORATION
---------------------------------------------
         (Type of Organization)

By:  /s/ Keith E. Brue
---------------------------------------(SEAL)
KEITH E. BRUE VICE PRESIDENT

By:  /s/ Barbara R. Pick
---------------------------------------(SEAL)
BARBARA R. PICK PRESIDENT

               AUTHENTICATION
Signatures of -------------------------------
---------------------------------------------
---------------------------------------------
authenticated this ------- day of -----------
---------------------------------------------
Title: Member State Bar of Wisconsin or -----
----------------- authorized under SS 706.06,
Wis. Stats.

------------------------
This instrument was drafted by
JACQUELYN M WITZ
4970845/00001

*Type or print name signed above.

             OR ACKNOWLEDGEMENT
             STATE OF WISCONSIN

County of -------------------------------} SS.

This instrument was acknowledged before me on -------------,
By KEITH E. BRUE
   BARBARA R. PICK
-------------------------------
   (name(s) of persons(s))

as VICE PRESIDENT AND PRESIDENT
-------------------------------
(type of authority; e.g., officer, trustee, etc. if any)

GENROCO, INC., A WISCONSIN CORPORATION
-------------------------------------------------------------
(Name of party on behalf whom instrument was executed, if any)

Notary Public, Wisconsin
My Commission (Expires) (ls) -------------------------

                             ADDITIONAL PROVISIONS

5. MORTGAGE AS SECURITY. This Mortgage secures prompt payment to Lender of (a) the sum stated in the first paragraph of this Mortgage, plus interest and charges according to the terms of the promissory notes or agreement of Borrower to Lender identified on the reverse side, and any extensions, renewals or modifications signed by any Borrower of such promissory notes or agreement, (b) to the extent not prohibited by the Wisconsin Consumer Act (i) any additional sums which are in the future loaned by Lender to, any Mortgagor, to any Mortgagor and another or to another guaranteed or endorsed by any Mortgagor primarily for personal, family or household purposes and agreed In documents evidencing the transaction to be secured by this Mortgage, and (ii) all other additional sums which are in the future loaned by Lender to any Mortgagor, to any Mortgagor and another; or to another guaranteed or endorsed by any Mortgagor, (c) all interest and charges, and (d) to the extent not prohibited by law, all costs and expenses of collection or enforcement (all called the "Obligations"). This Mortgage also secures the performance of all covenants, conditions and agreements contained in this Mortgage. Unless otherwise required by law, Lender will satisfy this Mortgage upon request by Mortgagor if (a) the Obligations have been paid according to their terms, (b) any commitment to make future advances secured by this Mortgage has terminated, (c) Lender has terminated any line of credit under which advances are to be secured by this Mortgage, and (d) all other payments required under this Mortgage and the Obligations and all other terms, conditions, covenants, and agreements contained in this Mortgage and the documents evidencing the Obligations have been paid and performed

6. TAXES. To the extent not paid to Lender under paragraph 8(a), Mortgagor shall pay before they become delinquent all taxes, assessments and other charges which may be levied or assessed against the Property, or against Lender upon this Mortgage or the Obligations or other debt secured by this Mortgage, upon Lender's interest in the Property, and deliver to Lender receipts showing timely payment.

7. INSURANCE. Mortgagor shall keep the improvements on the Property Insured against direct loss or damage occasioned by fire, flood, extended coverage perils and such other hazards as Lender may require, through insurers approved by Lender, in amounts, without co-insurance, not less than the unpaid balance o' the Obligations or the full replacement value, whichever is less, and shall pay the premiums when due. The policies shall contain the standard mortgage clause in favor of Lender and, unless Lender otherwise agrees in writing, the original of all policies covering the Property shall be deposited with Lender. Subject to Lender s approval, Borrower is free to select the insurance agent or insurer through which insurance is obtained. Mortgagor shall promptly give notice of loss to insurance companies and Lender. All proceeds from such insurance shall be applied, at Lender's option, to the installments of the Obligations in the inverse order of their maturities (without penalty for prepayment) or to the restoration of the improvements on the Property. In the event of foreclosure of this Mortgage or other transfer of title to the Property, in extinguishment of the indebtedness secured hereby, all right, title, and interest of Mortgagor in and to any insurance then in force shall pass to the purchaser or grantee. If Mortgagor fails to keep any required insurance on the Property, Lender may purchase such insurance for Mortgagor, such insurance may be acquired by Lender solely to protect the interest of the Lender (it will not cover Mortgagor's equity in the Property), and Mortgagor's obligation to repay Lender shall be in accordance with Section 10.

8. MORTGAGOR'S COVENANTS. Mortgagor covenants:

(A) ESCROW. If an escrow is required by Lender, to pay Lender sufficient funds, at such times as Lender designates, to pay when due (1) the estimated annual real estate taxes and assessments on the Property, (2) all property and hazard insurance premiums, (3) flood insurance premiums, if any, (4) if payments owed under the Obligations are guaranteed by mortgage guaranty insurance, the premiums necessary to pay for such insurance, and (5) other items agreed to be included in the escrow. Lender may, at any time, collect and hold such escrow funds in an amount not to exceed the maximum amount a lender for a federally related mortgage loan may require for Mortgagor's escrow account under the federal Real Estate Settlement Procedures Act of 1974, as amended from time to time. Lender may estimate the amount of escrow funds due on the basis of current data and reasonable estimates of future expenditures of future escrow account funds or as otherwise required by applicable law. Lender shall apply the escrowed funds against taxes, assessments and insurance premiums when due or as otherwise required by law. Escrowed funds may be commingled with Lender's general funds. If the escrowed funds held by Lender exceed the amount permitted to be held by applicable law, Lender shall account to Mortgagor for the excess escrowed funds in a manner determined by Lender or as otherwise required by applicable law. If the escrowed funds held by Lender at any time are not sufficient to pay the escrow account items when due, Lender may notify Mortgagor in writing, and Mortgagor shall pay to Lender the amount necessary to make up the deficiency in a manner determined by Lender or as otherwise required by applicable law;

(B) CONDITION AND REPAIR. To keep the Property in good and tenantable condition and repair, and to restore or replace damaged or destroyed improvements and fixtures;

(C) LIENS. To keep the Property free from liens and encumbrances superior to the lien of this Mortgage and not described in paragraph 2 on the reverse side;

(D) OTHER MORTGAGES. To perform all of Mortgagor's obligations and duties under any other mortgage or security agreement on the Property and any obligation to pay secured by such a mortgage or security agreement;

(E) WASTE. Not to commit waste or permit waste to be committed upon the Property;

(F) CONVEYANCE. Not to sell, assign, lease, mortgage, convey or otherwise transfer any legal or equitable interest in all or part of the Property or permit the same to occur without the prior written consent of Lender and, without notice to Mortgagor, Lender may deal with any transferee as to his interest in the same manner as with Mortgagor, without in any way discharging the liability of Mortgagor under this Mortgage or the Obligations;

(G) ALTERATION OR REMOVAL. Not to remove, demolish or materially alter any part of the Property, without Lender's prior written consent, except Mortgagor may remove a fixture, provided the fixture is promptly replaced with another fixture of at least equal utility;

(H) CONDEMNATION. To pay to Lender all compensation received for the taking of the Property, or any part, by condemnation proceeding (including payments in compromise of condemnation proceedings), and all compensation received as damages for injury to the Property, or any part. The compensation shall be applied in such manner as Lender determines to rebuilding of the Property or to the Obligations in the inverse order of their maturities (without penalty for prepayment);

(I) INSPECTION. Lender and its authorized representatives may enter the Property at reasonable times to inspect it, and at Lender's option to repair or restore the Property and to conduct environmental assessments and audits of the Property;

(J) ORDINANCES. To comply with all laws, ordinances and regulations affecting the Property; and

(K) SUBROGATION. That Lender is subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the proceeds of the note(s) or agreement identified on the reverse side.

9. ENVIRONMENTAL LAWS. Mortgagor represents, warrants and covenants to Lender
(a) that during the period of Mortgagor s ownership or use of the Property no substance has been, is or will be present, used, stored, deposited, treated, recycled or disposed of on, under, in or about the Property in a form, quantity or manner which if known to be present on, under, in or about the Property would require clean-up, removal or some other remedial action ("Hazardous Substance") under any federal, state or local laws, regulations, ordinances, codes or rules ("Environmental Laws"); (b) that Mortgagor has no knowledge, after due inquiry, of any prior use or existence of any Hazardous Substance on the Property by any prior owner of or person using the Property; (c) that, without limiting the generality of the foregoing, Mortgagor has no knowledge, after due inquiry, that the Property contains asbestos, polychlorinated biphenyl components (PCBs) or underground storage tanks; (d) that there are no conditions existing currently or likely to exist during the term of this Mortgage which would subject Mortgagor to any damages, penalties, injunctive relief or clean-up costs in any governmental or regulatory action or third-party claims relating to any Hazardous Substance; (e) that Mortgagor Is not subject to any court or administrative proceeding, judgment, decree, order or citation relating to any Hazardous Substance; and (f) that Mortgagor in the past has been, at the present is, and in the future will remain in compliance with all Environmental Laws. Mortgagor shall indemnify and hold harmless Lender, its directors, officers, employees and agents from all loss, cost (including reasonable attorneys fees and legal expenses), liability and damage whatsoever directly or indirectly resulting from, arising out of, or based upon (i) the presence, use, storage, deposit, treatment, recycling or disposal, at any time, of any Hazardous Substance on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property, (ii) the violation or alleged violation of any Environmental Law, permit, judgment or license relating to the presence, use, storage, deposit, treatment, recycling or disposal or any Hazardous Substance on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property or (iii) the imposition of any governmental lien for the recovery of environmental clean-up costs expended under any Environmental Law. Mortgagor shall immediately notify Lender in writing of any governmental or regulatory action or third-party claim instituted or threatened in connection with any Hazardous Substance on, in, under or about the Property.

10. AUTHORITY OF LENDER TO PERFORM FOR MORTGAGOR. If Mortgagor fails to perform any of Mortgagor's duties set forth in this Mortgage, Lender may after giving Mortgagor any notice and opportunity to perform which are required by law, perform the duties or cause them to be performed, including without limitation signing Mortgagor's name or paying any amount so required, and the cost shall be due on demand and secured by this Mortgage, bearing interest at the highest rate stated in any document evidencing an Obligation, but not in excess of the maximum rate permitted by law, from the date of expenditure by Lender to the date of payment by Mortgagor.

11. DEFAULT; ACCELERATION; REMEDIES. If (a) there is a default under any Obligation secured by this Mortgage, or (b) Mortgagor falls timely to observe or perform any of Mortgagor's covenants or duties contained in this Mortgage, then, at the option of Lender each Obligation will become immediately payable unless notice to Mortgagor or Borrower and an opportunity to cure are required by SS425.105, Wis. Stats., or the document evidencing the Obligation and, in that event the Obligation will become payable If the default is not cured as provided in that statute or the document evidencing the Obligation or as otherwise provided by law. If Lender exercises its option to accelerate the unpaid principal and interest owed on the Obligation, together with all sums paid by Lender as authorized or required under this Mortgage or any Obligation, shall be collectible in a suit at law or by foreclosure of this Mortgage by action, or both, or by the exercise of any other remedy available at law or equity.

12. WAIVER. Lender may waive any default without waiving any other subsequent or prior default by Mortgagor.

13. POWER OF SALE. In the event of foreclosure, Lender may sell the Property at public sale and execute and deliver to the purchasers deeds of conveyance pursuant to statute.

14. ASSIGNMENT OF RENTS AND LEASES. Mortgagor assigns and transfers to Lender, as additional security for the Obligations, all rents which become or remain due or are paid under any agreement or lease for the use or occupancy of any part or all of the Property. Until the occurrence of an event of default under this Mortgage or any Obligation, Mortgagor was the right to collect the rents, issues and profits from the Property, but upon the occurrence of such an event of default, and the giving of notice by Lender to Mortgagor declaring that constructive possession of the Property is in Lender, Mortgagor's license to collect is terminated and Lender shall be entitled to such rents, issues and Profits and may, after giving Mortgagor any notice and opportunity to perform required by law, notify any or all tenants to pay all such rents directly to Lender. All such payments shall be applied in such manner as Lender determines to payments required under this Mortgage and the Obligations. This assignment shall be enforceable and Lender shall be entitled to take any action to enforce the assignment (including notice to the tenants to pay directly to Lender or the commencement of a foreclosure action) without seeking or obtaining the appointment of a receiver or possession of the Property.

15. RECEIVER. Upon the commencement or during the pendency of an action to foreclose this Mortgage, or enforce any other remedies of Lender under it, without regard to the adequacy or inadequacy of the Property as security for the Obligations, Mortgagor agrees that the court may appoint a receiver of the Property (including homestead interest) without bond, and may empower the receiver to take possession of the Property and collect the rents, issues and profits or the Property and exercise such other powers as the court may grant until the confirmation of sale, and may order the rents, issues and profits, when so collected, to be held and applied as the court may direct.

16. FORECLOSURE WITHOUT DEFICIENCY JUDGMENT. If the Property is a one-to-four family residence that is owner-occupied at the commencement of a foreclosure, a farm, a church or owned by a tax exempt charitable organization, Mortgagor agrees to the provisions of SS846.101. Wis. Stats., and as the same may be amended or renumbered from time to time, permitting Lender, upon waiving the right to judgment for deficiency, to hold the foreclosure sale of real estate of 20 acres or less six months after a foreclosure judgment is entered. If the Property is other than a one-to-four family residence that is owner-occupied at the commencement of a foreclosure, a farm, a church or a tax exempt charitable organization, Mortgagor agrees to the provisions of SS846.103. Wis. Stats., and as the same may be amended or renumbered from time to time, permitting Lender, upon waiving the right to judgment for deficiency, to hold the foreclosure sale of real estate three months after a foreclosure judgment is entered.

17. EXPENSES. To the extent not prohibited by law, Mortgagor shall pay all reasonable costs and expenses before and after judgment, including without limitation, attorneys' fees, fees and expenses for environmental assessments, inspections and audits, and fees and expenses for obtaining title evidence incurred by Lender in protecting or enforcing its rights under this Mortgage.

18. SEVERABILITY. Invalidity or unenforceability of any provision of this Mortgage shall not affect the validity or enforceability of any other provision.

19. SUCCESSORS AND ASSIGNS. The obligations of all Mortgagors are joint and several. This Mortgage benefits Lender, its successors and assigns, and binds Mortgagor(s) and their respective heirs, personal representatives, successors and assigns.

20. ENTIRE AGREEMENT. This Mortgage is intended by the Mortgagor and Lender as a final expression of this Mortgage and as a complete and exclusive statement of its terms, there being no conditions to the full effectiveness of this Mortgage. No parol evidence of any nature shall be used to supplement or modify any terms.

STATE OF WISCONSIN
COUNTY OF WAUKESHA

BORROWER: GENROCO, INC.
LENDER:   M&I Bank of Menomonee Falls
PROPERTY: 251-55 INFO HWY
          SLINGER, WI 53086

                              BORROWER'S AFFIDAVIT

The undersigned borrower/guarantors hereby certify that:

1.) There has been no change in the matters or information set forth in the application except for:
(if none, so state)

2.) There has been no adverse change in any fact, circumstance, or in the financial statements or financial information provided, or any other pertinent information concerning said financial information to the M&I Bank since the date of initial application, except for:
(if none, so state)

3.) That borrower/guarantors have not recently incurred any obligations; have not changed levels of earnings and income; or foresee any circumstances in the immediate future that would impair the ability of borrower/guarantor to repay the mortgage as required.

The certification of the Affidavit is for the purpose of inducing the M&I Bank of Menomonee Falls, its Successors and/or Assigns to make the first mortgage loan on the above captioned property.

Dated effective this 7th Day of October

GENROCO, INC., A WISCONSIN CORPORATION

BY: /s/ Keith E. Brue
---------------------------------------
Keith E. Brue, Vice President

BY: /s/ Barbara R. Pick
---------------------------------------
Barbara R. Pick, President

Notary Public, State of Wisconsin
County of Waukesha
BY: /s/ Brian T. Hillstrom
---------------------------------------
Brian T. Hillstrom
My Commission expires December 14, 1999

State of Wisconsin
County of Waukesha

BORROWER: GENROCO, INC.
LENDER:   M&I Bank of Menomonee Falls
PROPERTY: 251-55 INFO HWY
          SLINGER, WI 53086

                    ERROR AND OMISSIONS/COMPLIANCE AGREEMENT

     The undersigned borrower/guarantors for and in consideration of the above referenced Lender this date funding the closing of this loan agree, if requested by Lender or Closing Agent for Lender, to fully cooperate and adjust for clerical errors, any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of Lender to enable Lender to eliminate said errors from this loan closing file.

     The undersigned borrower/guarantors agree to comply with all above noted requests by the above-referenced Lender within 30 days from date of mailing of said requests. Borrower agrees to assume all costs including, by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to comply with correction requests in the above noted time period.

     The undersigned borrower/guarantors do hereby so agree and covenant in order to assure that this loan documentation executed this date will conform to the loan commitment and be acceptable in the market place in the instance of transfer or conveyance by Lender of its interest in and to said documentation, review and to assure marketable title in the said borrower.

Dated effective this 7th Day of October

GENROCO, INC., A WISCONSIN CORPORATION

BY: /s/ Keith E. Brue
----------------------------------------
Keith E. Brue, Vice President

BY: /s/ Barbara R. Pick
----------------------------------------
Barbara R. Pick, President

Notary Public, State of Wisconsin County of Waukesha
BY: /s/ Brian T. Hillstrom
-----------------------------------------
Brian T. Hillstrom

My Commission expires December 14, 1999